Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Pear Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	—	—	—	—	—	—
	Equity	Preferred Stock, par value $0.0001 per share	—	—	—	—	—	—
	Other	Warrants	—	—	—	—	—	—
	Debt	Debt Securities
	Other	Units(3)	—	—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)(2)	(2)	$300,000,000	0.00011020	$33,060
Carry Forward Securities	—	—	—	—	—	—	—	—
		Total Offering Amounts				$300,000,000	0.00011020	$33,060
		Total Fees Previously Paid						—
		Total Fee Offsets						—
		Net Fee Due						$33,060

(1)
This registration statement covers such indeterminate amount or number of the securities of each identified class as the registrant may from time to time issue at indeterminate prices which shall have an aggregate initial offering price not to exceed $300,000,000, including securities issuable upon conversion, exercise, exchange, redemption, repurchase or settlement of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional securities issuable by reason of any stock split, stock dividend or similar transaction, including anti-dilution provisions.

(2)	The proposed maximum offering price per unit for the primary offering will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.